Exhibit 99.1

BankAtlantic Bancorp Reports Financial Results

For the Third Quarter, 2011

FORT LAUDERDALE, Florida – November 2, 2011 – BankAtlantic Bancorp, Inc. (NYSE: BBX) today reported a net loss of ($11.8) million, or ($0.74) per diluted share, for the quarter ended September 30, 2011, compared to a net loss of ($25.2) million, or ($2.09) per diluted share, for the quarter ended September 30, 2010. Its banking subsidiary, BankAtlantic, had a net loss of ($8.1) million for the third quarter of 2011, compared to a net loss of ($17.7) million for the third quarter of 2010.

BankAtlantic Bancorp’s Chairman and Chief Executive Officer, Alan B. Levan, commented, “As announced on November 1, 2011, BankAtlantic Bancorp has signed a definitive agreement to sell its wholly-owned subsidiary, BankAtlantic, to BB&T Corporation (NYSE: BBT). With the strength of BB&T, one of the nation’s largest financial holding companies, we are confident that BankAtlantic’s customers and employees will be served well by this transaction. For more detailed information about the proposed transaction, please refer to the press release issued on November 1, 2011, as well as reports filed by the Company with the Securities and Exchange Commission, and can be viewed free of charge on the SEC’s website, www.sec.gov.

“BankAtlantic’s results this quarter reflect our continued commitment to capital, credit and core earnings. Our capital ratios improved from the prior quarter and remain above all regulatory requirements, credit metrics continue to reflect a stabilizing economic environment, and operations remain strong and customer focused.

“We completed the sale of our Tampa branches in June of this year, and accordingly, this quarter’s results reflect the first quarter of BankAtlantic’s sole focus on South Florida. While the local economy is still challenging and recovery is slower than many anticipated, the signs of a developing economic rebound are present.

“As we have discussed in previous quarters, we believe that BankAtlantic’s loan losses peaked in 2009 and that the trends continue to support our optimism that we, along with South Florida, are on the path toward economic recovery. These trends, from the beginning of the

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recession through the current quarter, are reflected in the Supplemental Graphs which should be viewed in conjunction with the Supplemental Financials on our BankAtlantic Bancorp’s Investor Relations website.”

BANKATLANTIC PERFORMANCE

CAPITAL:

BankAtlantic’s Chief Executive Officer, Jarett S. Levan, commented, “BankAtlantic’s capital ratios improved from the prior quarter and exceeded all regulatory capital requirements applicable to it at September 30, 2011 with a Tier 1/Core Capital Ratio of 8.29% and a Total Risk Based Capital Ratio of 14.96%. Throughout the last several difficult years for the U.S. and Florida economy, BankAtlantic’s capital ratios never fell below its regulatory requirements. Historical capital ratios at BankAtlantic were:

	12/2006	12/2007	12/2008	12/2009	12/2010	6/2011	9/2011
Tier 1/Core	7.55%	6.94%	6.80%	7.58%	6.22%	8.24%	8.29%
Tier 1 Risk-Based	10.50%	9.85%	9.80%	10.63%	9.68%	12.38%	12.77%
Total Risk-Based	12.08%	11.63%	11.63%	12.56%	11.72%	14.52%	14.96%

CREDIT:

“We are encouraged by recent credit trends, including:

•

“Total non-accrual loans were $315.2 million at September 30, 2011, flat from $315.7 million at June 30, 2011, and a decrease of $88.9 million or 22% as compared to September 30, 2010. New non-accrual loans in the third quarter of 2011 totaled $37.8 million as compared to $33.1 million in the second quarter of 2011 and $88.0 million in the third quarter of 2010.

•

“New non-accrual commercial real estate loans in the third quarter of 2011 totaled $22.1 million (including one $20.0 million loan which continued to pay as agreed) as compared to $12.2 million in the second quarter of 2011 and $65.2 million in the third quarter of 2010.

•	“At September 30, 2011, approximately $96.5 million of commercial real estate and commercial business non-accrual loans (representing 46.4% of those categories’

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aggregate non-accrual loans and 30.6% of total non-accrual loans) were impaired but continued to be current and paying pursuant to the terms of the loan agreements.

•

“Delinquencies excluding non-accrual loans were $33.0 million or 1.22% of total loans at September 30, 2011, as compared to $27.8 million or 0.99% of total loans at June 30, 2011, and $47.2 million or 1.39% of total loans at September 30, 2010.

•

“Net charge-offs were $24.2 million in the third quarter of 2011, compared to $26.6 million in the second quarter of 2011, and $21.9 million in the third quarter of 2010. Included in the third quarter 2011 net charge-offs was $7.5 million related to the factoring joint venture that has ceased operations. The prior comparative quarters only had $0.1 million of charge-offs related to this joint venture.

•

“BankAtlantic’s allowance for loan losses was $130.6 million at September 30, 2011. The allowance coverage to total loans was 4.89% at September 30, 2011, compared to 4.92% at June 30, 2011 and 5.34% at September 30, 2010.

•

“The provision for loan losses in the third quarter of 2011 was $17.8 million, compared to $10.2 million in the second quarter of 2011 and $23.0 million in the third quarter of 2010. Excluding the $7.5 million joint venture charge-off noted previously, the third quarter 2011 provision would have been $10.3 million, similar to the second quarter 2011 charge-off level.

CORE EARNINGS:

•	Results of Operations – “BankAtlantic’s net loss was ($7.8) million for the third quarter of 2011, compared to a net loss of ($17.9) million for the third quarter of 2010.

•	“Pretax core operating earnings (1) for the third quarter of 2011 were $11.4 million, compared to $13.9 million for the third quarter of 2010.

•

“BankAtlantic completed its sale of its Tampa branches and related deposits to PNC Bank in June 2011, and accordingly, the balances and operating results related to those branches are not included in the third quarter 2011 financials. As the Tampa

(1)

Pre-tax core operating earnings is a non-GAAP measure that we use to refer to pre-tax earnings before provision for loan losses, tax certificate provisions, debt redemption costs, gains/losses on sales of real estate, and impairments, restructuring and exit activities. A reconciliation of loss from bank operations before income taxes to pre-tax core operating earnings is included in BankAtlantic Bancorp’s Third Quarter, 2011 Supplemental Financials available at www.BankAtlanticBancorp.com. To view the financial data, access the “Investor Relations” section and click on the “Quarterly Financials or Supplemental Financials” navigation links.

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branches were not reflected in BankAtlantic’s financials as a separate operating segment, comparative financial information is not available.

DEPOSITS:

“BankAtlantic’s deposit base, the foundation of its franchise, remains strong, with customer deposits representing over 99% of BankAtlantic’s funding at September 30, 2011. Core deposits (2) and total deposits at September 30, 2011 were $2.5 billion and $3.3 billion, respectively. During the third quarter of 2011:

•

“Core and total deposits decreased by $109.3 million and $103.8 million, respectively, from June 30, 2011, which we believe reflects seasonality in BankAtlantic’s deposits. Non-CD balances represented approximately 88% of total deposits at September 30, 2011, up from 87% at June 30, 2011.

•

“The average cost of core deposits and total deposits for the third quarter of 2011 was 0.20% and 0.37%, respectively, comparing favorably to the publicly traded Florida Bank and Thrift median cost of deposits of 1.07% as of June 30, 2011.

•	“Brokered deposit balances were $6.0 million.

•

“BankAtlantic had no outstanding borrowings from the FHLB at September 30, 2011, and our available liquidity, which includes cash, unpledged securities and unused FHLB borrowing capacity remained robust at September 30, 2011, at 37.1% of deposits versus 33.7% of deposits at June 30, 2011.

Net Interest Income and Margin – “Net interest income for the third quarter of 2011 was $30.1 million, compared to $39.1 million for the third quarter of 2010. The reduction in the current quarter net interest income versus the prior year quarter primarily reflected the impact of decreases in earning assets and increases in cash and lower-yielding investments.

•	“Net interest margin during the third quarter of 2011 was 3.43% as compared to 3.70% during the third quarter of 2010.

•	“Net interest spread during the third quarter of 2011 was 3.28% as compared to 3.54% during the third quarter of 2010.

(2)

Core deposits is a term that we use to refer to Demand, NOW and Savings accounts. A reconciliation of core deposits to total deposits is included in BankAtlantic Bancorp’s Third Quarter, 2011 Supplemental Financials available at www.BankAtlanticBancorp.com. To view the financial data, access the “Investor Relations” section and click on the “Quarterly Financials or Supplemental Financials” navigation links.

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•	“The cost of interest bearing liabilities during the third quarter of 2011 was 0.53%, an improvement from 0.65% in the third quarter of 2010.

•	“The yield on total loans (including nonperforming loans) during the third quarter of 2011 was 4.34%, down slightly from 4.39% in the third quarter of 2010.

•

“Investments averaged $727.6 million during the third quarter of 2011 with a yield of 1.80%, as compared to an average of $748.3 million during the third quarter of 2010 with a yield of 3.22%. The yield was impacted by the increase in excess cash invested. During the third quarter of 2011, average invested excess cash was $393.3 million, earning an average yield of 25 basis points, compared to $199.8 million in average invested excess cash during the third quarter of 2010 earning an average yield of 25 basis points.

•	“Other average balance sheet activity impacting net interest income included:

•

“Average earning assets of $3.5 billion for the third quarter of 2011 were $715.4 million less than average earning assets for the third quarter of 2010, reflecting a decline in average loans of $694.7 million due primarily to routine paydowns and net charge-offs.

•	“Nonperforming assets decreased by $63.9 million from September 30, 2010 to September 30, 2011.

Non-interest income – “Total non-interest income for the third quarter of 2011 was $25.3 million, down from $27.0 million in the third quarter of 2010, primarily reflecting declines in service charges relating to lower levels of customer non-sufficient funds activity and the impact of the sale of BankAtlantic’s Tampa branches and related deposits in June 2011. Non-interest income for the third quarter of 2011includes a $7.0 million gain on the sale of securities.

Non-interest expense – “Total non-interest expenses were $45.9 million in the third quarter of 2011 compared to $60.8 million in the third quarter of 2010. Core expenses (3) were $44.1 million in the third quarter of 2011, compared to core expenses of $52.2 million in the third quarter of 2010, reflecting the impact of the sale of BankAtlantic’s Tampa branches in June

(3)

Core expense is a non-GAAP measure that we use to refer to total non-interest expenses excluding tax certificate provisions, debt redemption costs, gains/losses on sales of real estate, impairments, restructuring and exit activities. A reconciliation of total expense to core expense is included in BankAtlantic Bancorp’s Third Quarter, 2011 Supplemental Financials available at www.BankAtlanticBancorp.com. To view the financial data, access the “Investor Relations” section and click on the “Quarterly Financials or Supplemental Financials” navigation links.

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2011 and a continued focus on expense management. Significant changes include a $5.9 million decrease in employee compensation and benefits due to lower staffing levels, and a $3.2 million decrease in occupancy and equipment expense. These were partially offset by a $2.1 million increase in professional fees in the third quarter of 2011 due primarily to a $2.7 million settlement of tax certificate litigation.

“Expenses not included in ‘core expenses’ consisted of the following:

•	“Impairment, restructuring and exit activities of $2.8 million in the third quarter of 2011, versus $8.1 million in the third quarter of 2010. The charges in the third quarter of 2011 included:

•	Charges totaling $3.0 million related to write-downs of real estate owned.

•	Lower of cost or market adjustments on loans held for sale of $145,000.

•	“Tax certificate provision of $1.0 million in the third quarter of 2011, versus $0.9 million in the third quarter of 2010.

•	“Gain on sale of real estate of $2.0 million in the third quarter of 2011, versus $0.4 million in the third quarter of 2010.”

BANKATLANTIC BANCORP (Parent Company only):

Alan B. Levan further commented, “BankAtlantic Bancorp’s (Parent Company only) net loss was ($3.7) million for the third quarter of 2011, compared to a net loss of ($7.5) million for the third quarter of 2010. The third quarter of 2011 included a loan provision of $147,000 as compared to a loan provision of $1.4 million in the third quarter of 2010.

“Additionally, as first announced in the first quarter of 2009, we continue to defer the regularly scheduled interest payments on the outstanding junior subordinated debentures relating to all of our trust preferred securities, which is permitted under the terms of the securities for up to another 10 consecutive quarterly periods. Total deferred interest amounted to $39.1 million at September 30, 2011. As previously announced, we anticipate the payment of the outstanding deferred interest on these trust preferred securities in connection with the consummation of the BB&T transaction.

Asset Workout Subsidiary – “The loans and real estate owned held by BankAtlantic Bancorp’s workout subsidiary at September 30, 2011 included real estate owned of $9.4 million, performing loans of $2.5 million and non-accrual loans of $9.4 million,” concluded Alan Levan.

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Supplemental graphs for BankAtlantic (bank only) are provided as a means to illustrate many of the metrics described above. To view the supplemental graphs, please visit our website at www.BankAtlanticBancorp.com, access the “Investor Relations” section and click on the “Supplemental Graphs” navigation link or visit

http://www.snl.com/IRWebLinkX/file.aspx?FID=1001162010&IID=101666.

Additional detailed financial data for BankAtlantic (bank only), the Parent- BankAtlantic Bancorp, and consolidated BankAtlantic Bancorp are available at www.BankAtlanticBancorp.com. To view the financial data, access the “Investor Relations” section and click on the “Quarterly Financials or Supplemental Financials” navigation links. Additionally, BankAtlantic’s financial information is provided quarterly to the OCC through Thrift Financial Reports, available to the public through the OCC and FDIC websites.

Additionally, copies of BankAtlantic Bancorp’s third quarter, 2011 financial results press release and financial data are available upon request via fax, email, or postal service mail. To request a copy, contact BankAtlantic Bancorp’s Investor Relations department using the contact information listed below.

About BankAtlantic Bancorp:

BankAtlantic Bancorp (NYSE: BBX) is a bank holding company and the parent company of BankAtlantic.

About BankAtlantic:

BankAtlantic, Florida’s Most Convenient Bank, is one of the largest financial institutions headquartered in Florida. Via its broad network of community branches and conveniently located ATMs, BankAtlantic provides a full line of personal, small business and commercial banking products and services. BankAtlantic is open 7 days a week and offers extended weekday hours, Online Banking & Bill Pay, a 7-Day Customer Service Center, Change Exchange coin counters, as well as retail and business checking accounts. Member FDIC.

For further information, please visit our websites:

www.BankAtlanticBancorp.com

www.BankAtlantic.com

To receive future BankAtlantic Bancorp news releases or announcements directly via Email, please click on the Email Broadcast Sign Up button on our website: www.BankAtlanticBancorp.com.

BankAtlantic Bancorp, Inc. Contact Info:

Leo Hinkley, Investor and Corporate Communications Officer: 954- 940-5300

InvestorRelations@BankAtlanticBancorp.com

Sharon Lyn, V.P., Investor and Corporate Communications: 954-940-6383

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CorpComm@BankAtlanticBancorp.com

BankAtlantic Media Contact:

Caren Berg, Boardroom Communications

(954) 370-8999

cberg@boardroompr.com

# # #

This press release contains forward-looking statements based on current expectations that involve a number of risks and uncertainties. All opinions, forecasts, projections, future plans or other statements, other than statements of historical fact, are forward-looking statements and include words or phrases such as “believes,” “will,” “expects,” “anticipates,” “intends,” “estimates,” “our view,” “we see,” “would” and words and phrases of similar import. The forward looking statements in this press release are also forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and involve substantial risks and uncertainties. We can give no assurance that such expectations will prove to have been correct. Actual results could differ materially as a result of a variety of risks and uncertainties, many of which are outside of the control of management. These risks and uncertainties include, but are not limited to the impact of economic, competitive and other factors affecting BankAtlantic Bancorp (the “Company”) and its operations, markets, products and services, including the impact of the changing regulatory environment, a continued or deepening recession, continued decreases in real estate values, and increased unemployment or sustained high unemployment rates on our business generally, BankAtlantic’s regulatory capital ratios, the ability of our borrowers to service their obligations and of our customers to maintain account balances and the value of collateral securing our loans; credit risks and loan losses, and the related sufficiency of the allowance for loan losses, including the impact of the economy and real estate market values on the credit quality of our loans (including those held in the asset workout subsidiary of the Company); the risk that loan losses have not peaked and risks of additional charge-offs, impairments and required increases in our allowance for loan losses; the impact of regulatory proceedings and litigation including but not limited to proceedings and litigation relating to overdraft fees; risks associated with maintaining compliance with the Cease and Desist Orders entered into by the Company and BankAtlantic, including risks that BankAtlantic will not maintain required capital levels, that compliance will adversely impact operations, and that failing to comply with regulatory mandates will result in the imposition of additional regulatory requirements and/or fines; changes in interest rates and the effects of, and changes in, trade, monetary and fiscal policies and laws including their impact on the bank’s net interest margin; adverse conditions in the stock market, the public debt market and other financial and credit markets and the impact of such conditions on our activities and our ability to raise capital; and the risks associated with the impact of periodic valuation testing of goodwill, deferred tax assets and other assets. Past performance and perceived trends may not be indicative of future results. In addition, this press release contains forward looking statements relating to an agreement between the Company and BB&T Corporation to sell BankAtlantic, which are subject to risks and uncertainties including, but not limited to the risk that a transaction between BB&T and BankAtlantic Bancorp may not be completed on a timely basis, on anticipated terms, or at all; BankAtlantic Bancorp’s and/or BankAtlantic’s business or net asset values may be negatively affected by the pendency of the proposed transaction or otherwise; that regulatory approvals may not be received; that the transaction may not be as advantageous to BankAtlantic Bancorp as expected;. In addition to the risks and factors identified above, reference is also made to other risks and factors detailed in reports filed by the Company with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, and the Quarterly Report on Form 10-Q for the quarter ended June 30, 2011. The Company cautions that the foregoing factors are not exclusive.

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Supplemental Financial Information

Third Quarter 2011

Release Date: November 2, 2011

This information is preliminary, unaudited and based on data available at the time of the release.

BankAtlantic Bancorp, Inc. and Subsidiaries

Summary of Selected Financial Data (unaudited)

		For the Three Months Ended					For the Nine Months Ended
		9/30/2011	6/30/2011	3/31/2011	12/31/2010	9/30/2010	9/30/2011	9/30/2010
Earnings (in thousands):
Net income (loss) from continuing operations		$(11,794)	23,401	(22,887)	(45,795)	(25,184)	(11,280)	(96,955)
Net income (loss)		$(11,794)	23,401	(22,887)	(46,295)	(25,184)	(11,280)	(96,955)
Net income (loss) attributable to BankAtlantic Bancorp		$(11,540)	23,111	(23,182)	(46,554)	(25,409)	(11,611)	(97,627)
Pre-tax core operating earnings – Non-GAAP	(note 1)	$8,286	5,295	7,210	4,269	7,871	20,791	22,901

Average Common Shares Outstanding (in thousands):
Basic		15,627	13,059	12,545	12,514	12,157	13,755	10,713
Diluted		15,627	13,059	12,545	12,514	12,157	13,755	10,713

Key Performance Ratios
Basic and diluted income (loss) per share from continuing operations	(note 2)	$(0.74)	1.77	(1.85)	(3.68)	(2.09)	(0.84)	(9.11)
Basic and diluted income (loss) per share	(note 2)	$(0.74)	1.77	(1.85)	(3.72)	(2.09)	(0.84)	(9.11)

Return on average tangible assets from continuing operations	(note 3)%	(1.24)	2.18	(2.02)	(4.06)	(2.22)	(0.36)	(2.80)
Return on average tangible equity from continuing operations	(note 3)%	(262.69)	(4,557.16)	(1,152.71)	(356.19)	(138.75)	(188.35)	(127.22)

Average Balance Sheet Data (in millions):
Assets		$3,812	4,317	4,550	4,530	4,548	4,224	4,635
Tangible assets – Non-GAAP	(note 3)	$3,798	4,303	4,536	4,515	4,533	4,210	4,620
Loans, gross		$2,803	2,956	3,123	3,360	3,513	2,960	3,645
Investments		$728	1,046	1,118	883	748	963	667
Deposits and escrows		$3,386	3,859	3,980	3,900	3,931	3,740	4,008
Equity		$26	6	16	63	85	16	115
Tangible equity – Non-GAAP	(note 3)	$18	(2)	8	51	73	8	102

Period End ($ in thousands)
Loans receivable, net		$2,545,143	2,666,847	2,821,429	3,018,179	3,239,542
Total assets		$3,740,654	3,863,864	4,470,629	4,509,433	4,527,736
Total equity		$7,121	26,235	(8,729)	14,744	64,082
Class A common shares outstanding		15,431,699	15,431,699	12,395,814	12,319,064	12,319,064
Class B common shares outstanding		195,045	195,045	195,045	195,045	195,045
Book value per share		$0.46	1.68	(0.69)	1.18	5.12
Tangible book value per share – Non-GAAP	(note 4)	$0.46	1.19	(1.29)	0.50	4.19
High stock price for the quarter		$5.90	5.15	6.65	7.95	9.25
Low stock price for the quarter		$3.00	3.45	4.10	3.00	3.75
Closing stock price		$3.10	4.75	4.60	5.75	4.00

Notes:

(1)	Pre-tax core operating earnings excludes the gain on sale of Tampa branches, provision for loan losses, cost associated with debt redemption, provision for tax certificates, gains/losses on sales of real estate and impairments, restructuring and exit activities. Pre-tax core operating earnings is a non-GAAP measure.
See page 7 for a reconciliation of non-GAAP measures to GAAP financial measures.
(2)	Diluted and basic loss per share are the same for all periods presented.
(3)	Average tangible assets is defined as average total assets less average goodwill and core deposit intangibles.
Average tangible equity is defined as average total equity less average goodwill, core deposit intangibles and other comprehensive income. Average tangible assets and average tangible equity are non-GAAP measures. See page 7 for a reconciliation of non-GAAP measures to GAAP financial measures.
(4)	Tangible book value per share is defined as equity less accumulated other comprehensive loss, goodwill and core deposit intangibles divided by the number of common shares outstanding. Tangible book value per share is a non-GAAP measure.
See page 7 for a reconciliation of non-GAAP measures to GAAP financial measures.

BankAtlantic Bancorp, Inc. and Subsidiaries

Consolidated Statements of Financial Condition (unaudited)

(in thousands)	September 30, 2011	December 31, 2010
ASSETS
Cash and due from depository institutions	$99,612	97,930
Interest bearing deposits at federal reserve and other banks	574,398	455,538
Securities available for sale and derivatives (at fair value)	84,487	424,391
Investment securities	—	1,500
Tax certificates, net of allowance of $7,535 and $8,811	56,268	89,789
Loans receivable, net of allowance for loan losses of $130,719 and $162,139	2,545,143	3,018,179
Loans held for sale (at lower of cost or fair value)	47,596	29,765
Federal Home Loan Bank stock, at cost which approximates fair value	25,223	43,557
Real estate held for sale	4,145	5,436
Real estate owned	92,751	74,488
Office properties and equipment, net	144,359	151,414
Goodwill and other intangible assets	13,670	14,569
Assets held for sale	—	37,334
Other assets	53,002	65,543

Total assets	$3,740,654	4,509,433

LIABILITIES AND EQUITY
Liabilities:
Deposits
Demand	$857,582	792,260
Savings	439,051	418,304
NOW	1,166,615	1,370,568
Money market	449,800	354,282
Certificates of deposit	409,167	616,454
Deposits held for sale	—	341,146

Total deposits	3,322,215	3,893,014
Advances from FHLB	—	170,000
Securities sold under agreements to repurchase	—	21,524
Short term borrowings	960	1,240
Subordinated debentures	22,000	22,000
Junior subordinated debentures	333,333	322,385
Liabilities held for sale	—	87
Other liabilities	55,025	64,440

Total liabilities	3,733,533	4,494,690

Equity:
Common stock	156	125
Additional paid-in capital	329,790	317,863
Accumulated deficit	(309,226)	(297,615)
Accumulated other comprehensive loss	(13,664)	(6,088)

Total BankAtlantic Bancorp stockholders’ equity	7,056	14,285
Noncontrolling interests	65	458

Total equity	7,121	14,743

Total liabilities and equity	$3,740,654	4,509,433

BankAtlantic Bancorp, Inc. and Subsidiaries

Consolidated Statements of Operations (unaudited)

	For the Three Months Ended					For the Nine Months Ended
(in thousands)	9/30/2011	6/30/2011	3/31/2011	12/31/2010	9/30/2010	9/30/2011	9/30/2010
INTEREST INCOME:
Interest and fees on loans	$30,313	33,241	34,910	36,106	38,356	98,464	119,888
Interest on securities available for sale	1,916	2,374	2,597	2,815	2,847	6,887	9,206
Interest on tax certificates	1,027	1,043	1,410	1,544	2,837	3,480	5,707
Interest and dividends on investments	326	622	588	299	367	1,536	743

Total interest income	33,582	37,280	39,505	40,764	44,407	110,367	135,544

INTEREST EXPENSE:
Interest on deposits	3,174	3,975	4,367	4,556	4,877	11,516	17,955
Interest on advances from FHLB	—	38	115	144	106	153	1,065
Interest on short-term borrowed funds	—	3	6	7	8	9	23
Interest on debentures	4,127	4,080	4,008	4,007	4,107	12,215	11,789

Total interest expense	7,301	8,096	8,496	8,714	9,098	23,893	30,832

NET INTEREST INCOME	26,281	29,184	31,009	32,050	35,309	86,474	104,712
Provision for loan losses	17,901	10,709	27,812	40,643	24,410	56,422	103,718

NET INTEREST INCOME AFTER PROVISION	8,380	18,475	3,197	(8,593)	10,899	30,052	994

NON-INTEREST INCOME:
Service charges on deposits	10,165	11,226	12,032	14,080	15,214	33,423	45,764
Other service charges and fees	6,129	6,886	7,191	7,528	7,495	20,206	22,612
Securities activities, net	6,959	(1,500)	(24)	(34)	(552)	5,435	2,898
(Loss) gain on sale of Tampa branches	(34)	38,656	—	—	—	38,622	—
Other	2,618	3,742	4,008	3,091	5,204	10,368	11,074

Total non-interest income	25,837	59,010	23,207	24,665	27,361	108,054	82,348

NON-INTEREST EXPENSE:
Employee compensation and benefits	17,116	19,731	19,290	19,868	23,549	56,137	74,082
Occupancy and equipment	10,019	11,488	12,585	12,999	13,263	34,092	40,590
Advertising and business promotion	1,587	1,523	1,695	2,389	2,026	4,805	6,209
Professional fees	6,230	1,295	3,359	6,518	6,209	10,884	13,920
Check losses	559	663	299	705	763	1,521	1,716
Supplies and postage	758	955	902	1,052	983	2,615	2,902
Telecommunication	388	446	575	635	702	1,409	1,898
Cost associated with debt redemption	—	1,115	10	—	—	1,125	60
Provision for tax certificates	969	1,021	779	800	885	2,769	3,752
(Gain) loss on sale of real estate	(2,023)	(378)	(453)	663	(442)	(2,854)	944
Impairment, restructuring and exit activities	3,321	8,083	1,948	10,219	8,165	13,352	11,255
Other	7,209	8,142	8,301	8,280	7,304	23,652	22,842

Total non-interest expense	46,133	54,084	49,290	64,128	63,407	149,507	180,170

Loss (income) from continuing operations before income taxes	(11,916)	23,401	(22,886)	(48,056)	(25,147)	(11,401)	(96,828)
(Benefit) provision for income taxes	(122)	—	1	(2,261)	37	(121)	127

Income (loss) from continuing operations	(11,794)	23,401	(22,887)	(45,795)	(25,184)	(11,280)	(96,955)
Discontinued operations	—	—	—	(500)	—	—	—

Net (loss) income	(11,794)	23,401	(22,887)	(46,295)	(25,184)	(11,280)	(96,955)
Less: net loss (income) attributable to noncontrolling interest	254	(290)	(295)	(259)	(225)	(331)	(672)

Net (loss) income attributable to BankAtlantic Bancorp	$(11,540)	23,111	(23,182)	(46,554)	(25,409)	(11,611)	(97,627)

BankAtlantic Bancorp, Inc. and Subsidiaries

Consolidated Average Balance Sheet (unaudited)

		For the Three Months Ended
(in thousands except percentages and per share data)		9/30/2011	6/30/2011	3/31/2011	12/31/2010	9/30/2010
Loans:
Residential real estate		$1,038,201	1,093,487	1,175,875	1,270,095	1,356,748
Commercial real estate		762,270	834,114	891,043	1,010,148	1,061,918
Consumer		588,257	605,062	620,986	635,564	653,631
Commercial business		124,508	125,116	134,452	139,485	133,841
Small business		289,845	298,338	300,931	304,406	306,927

Total Loans		2,803,081	2,956,117	3,123,287	3,359,698	3,513,065
Investments		727,588	1,046,442	1,117,901	882,974	748,299

Total interest earning assets		3,530,669	4,002,559	4,241,188	4,242,672	4,261,364
Goodwill and core deposit intangibles		13,815	14,125	14,411	14,718	15,028
Other non-interest earning assets		267,171	300,615	294,489	272,805	271,950

Total assets		$3,811,655	4,317,299	4,550,088	4,530,195	4,548,342

Tangible assets – Non-GAAP	(note 3)	$3,797,840	4,303,174	4,535,677	4,515,477	4,533,314

Deposits:
Demand deposits		$881,776	952,411	944,956	924,035	907,294
Savings		445,273	478,628	468,673	448,942	444,981
NOW		1,206,452	1,412,720	1,519,105	1,476,258	1,484,558
Money market		420,628	408,653	389,155	406,781	404,406
Certificates of deposit		432,345	606,292	658,051	644,124	689,664

Total deposits		3,386,474	3,858,704	3,979,940	3,900,140	3,930,903
Short-term borrowed funds		1,050	10,868	19,191	18,099	26,187
FHLB advances		—	42,747	134,833	149,130	106,685
Debentures		352,213	348,540	344,971	341,409	340,230

Total borrowings		353,263	402,155	498,995	508,638	473,102
Other liabilities		46,370	50,635	55,040	58,015	59,207

Total liabilities		3,786,107	4,311,494	4,533,975	4,466,793	4,463,212

Equity		25,548	5,805	16,113	63,402	85,130

Total liabilities and equity		$3,811,655	4,317,299	4,550,088	4,530,195	4,548,342

Other comprehensive loss in equity		(6,226)	(6,266)	(6,240)	(2,743)	(2,499)

Tangible equity – Non-GAAP	(note 3)	$17,959	(2,054)	7,942	51,427	72,601

Net Interest Margin		2.98%	2.92%	2.92%	3.03%	3.32%

Consolidated BankAtlantic Bancorp, Inc. and Subsidiaries

Nonperforming Assets and Credit Quality Statistics

(in thousands)	As of
	9/30/2011		6/30/2011	3/31/2011	12/31/2010	9/30/2010
Nonaccrual loans:
BankAtlantic		$315,214	315,748	362,604	370,959	404,087
Parent- Work out Sub		9,356	9,360	11,360	14,508	19,916

Consolidated nonaccrual loans		$324,570	325,108	373,964	385,467	424,003

Quarter-to-Date Net Charge-offs:
BankAtlantic		$(24,210)	(26,564)	(27,823)	(57,688)	(21,887)
Parent- Work out Sub		20	(1,329)	4	(3,741)	(4,438)

Consolidated charge-offs		$(24,190)	(27,893)	(27,819)	(61,429)	(26,325)

Quarter-to-date Loan Provision:
BankAtlantic		$17,754	10,195	27,832	40,144	23,012
Parent- Work out Sub		147	515	(20)	498	1,398

Consolidated loan provision		$17,901	10,710	27,812	40,642	24,410

Allowance for Loan Loss:
BankAtlantic		$130,552	137,643	154,237	161,309	181,760
Parent- Work out Sub		167	—	814	830	4,187

Consolidated allowance for loan loss		$130,719	137,643	155,051	162,139	185,947

Nonperforming Assets:
BankAtlantic		$400,990	389,564	432,316	438,923	464,865
Parent- Work out Sub		18,747	18,004	20,195	24,668	29,682

Consolidated nonperforming assets		$419,737	407,568	452,511	463,591	494,547

Consolidated Credit Quality Statistics
Allowance for loan losses to total loans	%	4.89	4.91	5.21	5.10	5.43
Allowance to nonaccrual loans	%	40.27	42.34	41.46	42.06	43.86
Provision to average loans	%	2.55	1.45	3.56	4.84	2.78
Nonaccrual loans, gross to total assets	%	8.68	8.41	8.36	8.55	9.36
Nonperforming assets, gross to total assets	%	11.22	10.55	10.12	10.28	10.92

BankAtlantic Bancorp, Inc. and Subsidiaries

Reconciliation of GAAP Financial Measures to Non-GAAP Measures

Management uses non-GAAP financial measures to supplement its GAAP financial information and to provide additional useful measures in the evaluation of the Company’s operating results and any related trends that may be affecting the Company’s business. Management uses pre-tax core operating earnings to measure the Company’s ongoing financial performance excluding items that are not currently controllable by management. Management uses book value per share and tangible book value per share to enable investors to compare these measures to the quoted market price of the Company’s Class A common stock and to other companies in the industry. The return on average tangible equity and average tangible assets is used by management to measure the Company’s effectiveness in its use of capital and assets, respectively, and to allow for comparison to other companies in the industry. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

Reconciliation of loss from continuing operations before income taxes to pre-tax core operating earnings
	For the Three Months Ended					For the Nine Months Ended
(in thousands)	9/30/2011	6/30/2011	3/31/2011	12/31/2010	9/30/2010	9/30/2011	9/30/2010
Income (loss) from continuing operations before income taxes	$(11,916)	23,401	(22,886)	(48,056)	(25,147)	(11,401)	(96,828)
Loss (gain) on sale of Tampa branches	34	(38,656)	—	—	—	(38,622)	—
Costs associated with debt redemption	—	1,115	10	—	—	1,125	60
Provision for tax certificates	969	1,021	779	800	885	2,769	3,752
Loss (gain) on sale of real estate	(2,023)	(378)	(453)	663	(442)	(2,854)	944
Impairment, restructuring and exit activities	3,321	8,083	1,948	10,219	8,165	13,352	11,255
Provision for loan losses	17,901	10,709	27,812	40,643	24,410	56,422	103,718

Non-GAAP pre-tax core operating earnings	$8,286	5,295	7,210	4,269	7,871	20,791	22,901

	9/30/2010	9/30/2010	9/30/2010	9/30/2010	9/30/2010
Reconciliation of equity to tangible book value per share
	As of
(in thousands)	9/30/2011	6/30/2011	3/31/2011	12/31/2010	9/30/2010
Equity	$7,121	26,235	(8,729)	14,744	64,082
Goodwill and core deposit intangibles	(13,670)	(13,965)	(14,260)	(14,569)	(14,877)
Other comprehensive loss	13,664	6,346	6,807	6,088	3,207

Tangible book value	$7,115	18,616	(16,182)	6,263	52,412
Common shares outstanding, period end	15,626,744	15,626,744	12,590,859	12,514,109	12,514,109
Book value per share	$0.46	1.68	(0.69)	1.18	5.12

Tangible book value per share – Non-GAAP	$0.46	1.19	(1.29)	0.50	4.19

Reconciliation of return on average assets and average equity to return on average tangible assets and average tangible equity
	For the Three Months Ended					For the Nine Months Ended
(in thousands)	9/30/2011	6/30/2011	3/31/2011	12/31/2010	9/30/2010	9/30/2011	9/30/2010
Net income (loss) from continuing operations	$(11,794)	23,401	(22,887)	(45,795)	(25,184)	(11,280)	(96,955)

Average total assets	3,811,655	4,317,299	4,550,088	4,530,195	4,548,342	4,223,642	4,635,217
Average goodwill and core deposit intangibles	(13,815)	(14,125)	(14,411)	(14,718)	(15,028)	(14,115)	(15,342)

Average tangible assets	3,797,840	4,303,174	4,535,677	4,515,477	4,533,314	4,209,527	4,619,875

Average equity	25,548	5,805	16,113	63,402	85,130	15,856	114,685
Average goodwill and core deposit intangibles	(13,815)	(14,125)	(14,411)	(14,718)	(15,028)	(14,115)	(15,342)
Other comprehensive loss	6,226	6,266	6,240	2,743	2,499	6,244	2,271

Average tangible equity	$17,959	(2,054)	7,942	51,427	72,601	7,985	101,614
Return on average assets from continuing operations	-1.24%	2.17%	-2.01%	-4.04%	-2.21%	-0.36%	-2.79%

Return on average tangible assets from continuing operations – Non-GAAP	-1.24%	2.18%	-2.02%	-4.06%	-2.22%	-0.36%	-2.80%

Return on average equity from continuing operations	-184.66%	1612.47%	-568.16%	-288.92%	-118.33%	-94.85%	-112.72%

Return on average tangible equity from continuing operations – Non-GAAP	-262.69%	-4557.16%	-1152.71%	-356.19%	-138.75%	-188.35%	-127.22%

BankAtlantic (Bank Operations Business Segment)

Summary of Selected Financial Data (unaudited)

(in thousands except percentages)	For the Three Months Ended						For the Nine Months Ended
	9/30/2011		6/30/2011	3/31/2011	12/31/2010	9/30/2010	9/30/2011	9/30/2010
Statistics:
Average interest earning assets		$3,518,717	3,988,628	4,224,423	4,220,720	4,234,115	3,908,003	4,276,245
Average interest bearing liabilities		$2,527,734	2,986,328	3,221,899	3,177,611	3,189,179	2,909,445	3,263,758
Period end borrowings to deposits and borrowings	%	0.69	0.67	2.15	5.50	5.76	0.69	5.76
Efficiency ratio	%	82.77	55.76	80.10	105.60	91.87	69.83	87.75
Yield on interest earning assets	%	3.81	3.73	3.73	3.86	4.19	3.76	4.22
Cost of interest-bearing liabilities	%	0.53	0.57	0.59	0.62	0.65	0.57	0.81
Interest spread	%	3.28	3.16	3.14	3.24	3.54	3.19	3.41
Net interest margin	%	3.43	3.30	3.28	3.40	3.70	3.34	3.60
Net income (loss)		$(7,819)	30,677	(16,665)	(41,502)	(17,894)	6,193	(75,340)

Non-GAAP Measures (Note 1)
Average tangible assets		$3,764,512	4,258,843	4,495,637	4,473,959	4,489,189	4,170,319	4,566,803
Average tangible equity		$314,295	277,639	282,135	319,982	338,712	291,474	353,971
Pre-tax core operating earnings		$11,416	11,657	11,575	8,323	13,922	34,648	38,774
Core operating efficiency ratio	%	79.43	78.57	79.91	86.12	78.95	79.32	80.33
Return on average tangible assets	%	(0.86)	2.91	(1.46)	(3.69)	(1.57)	0.21	(2.18)
Return on average tangible equity	%	(10.27)	44.61	(23.21)	(51.56)	(20.87)	2.98	(28.13)
Tangible capital to tangible assets	%	7.92	8.06	5.80	6.12	7.08
Earning assets repricing at period end:
Percent of earning assets that have fixed rates	%	45	45	46	45	45
Percent of earning assets that have variable rates	%	55	55	54	55	55
Regulatory capital ratios and statistics at period end
Total risk-based capital	%	14.96	14.52	11.76	11.72	12.59
Tier I risk-based capital	%	12.77	12.38	9.68	9.68	10.59
Core capital	%	8.29	8.24	5.97	6.22	7.17
Risk-weighted assets		$2,396,060	2,535,217	2,713,638	2,855,415	3,021,862
Adjusted total assets		$3,691,410	3,807,960	4,401,218	4,444,797	4,459,875

Note 1

See page 15 for a reconciliation of non-GAAP measures to GAAP financial measures.

BankAtlantic (Bank Operations Business Segment)

Condensed Statements of Operations (unaudited)

	For the Three Months Ended					For the Nine Months Ended
(in thousands)	9/30/2011	6/30/2011	3/31/2011	12/31/2010	9/30/2010	9/30/2011	9/30/2010
Net interest income	$30,133	32,977	34,704	35,766	39,101	97,814	115,568
Provision for loan losses	17,754	10,195	27,832	40,145	23,012	55,781	98,680

Net interest income after provision for loan losses	12,379	22,782	6,872	(4,379)	16,089	42,033	16,888

Non-interest income
Service charges on deposits	10,165	11,226	12,032	14,080	15,214	33,423	45,764
Other service charges and fees	6,129	6,886	7,191	7,528	7,495	20,206	22,612
Securities activities, net	6,959	—	(24)	(34)	(543)	6,935	2,898
(Loss) gain on sale of Tampa branches	(34)	38,656	—	—	—	38,622	—
Other non-interest income	2,123	3,306	3,714	2,625	4,869	9,143	10,289

Total non-interest income	25,342	60,074	22,913	24,199	27,035	108,329	81,563

Non-interest expense
Employee compensation and benefits	16,612	19,218	18,763	20,028	22,475	54,593	71,103
Occupancy and equipment	10,019	11,488	12,585	12,996	13,263	34,092	40,589
Advertising and business promotion	1,511	1,435	1,669	2,333	1,917	4,615	5,972
Professional fees	7,056	530	2,981	5,638	4,942	10,567	11,727
Check losses	558	663	299	705	763	1,520	1,716
Supplies and postage	758	879	870	1,024	929	2,507	2,789
Telecommunication	386	444	572	632	697	1,402	1,881
Cost associated with debt redemption	—	1,115	10	—	—	1,125	60
Provision for tax certificates	969	1,021	779	800	885	2,769	3,752
(Gain) loss on sale of real estate	(2,023)	(362)	(278)	663	(442)	(2,663)	334
Impairment, restructuring and exit activities	2,877	7,377	(399)	10,219	8,099	9,855	10,489
Other	7,193	8,081	8,303	8,286	7,228	23,577	22,580

Total non-interest expense	45,916	51,889	46,154	63,324	60,756	143,959	172,992

Income (loss) from bank operations business segment before income taxes	(8,195)	30,967	(16,369)	(43,504)	(17,632)	6,403	(74,541)
(Benefit) provision for income taxes	(122)	—	1	(2,261)	37	(121)	127

Net income (loss) from bank operations business segment	(8,073)	30,967	(16,370)	(41,243)	(17,669)	6,524	(74,668)
Less: net income attributable to noncontrolling interest	254	(290)	(295)	(259)	(225)	(331)	(672)

Net income (loss) attributable to BankAtlantic	$(7,819)	30,677	(16,665)	(41,502)	(17,894)	6,193	(75,340)

BankAtlantic (Bank Operations Business Segment)

Condensed Statements of Financial Condition (unaudited)

	As of
(in thousands)	9/30/2011	6/30/2011	3/31/2011	12/31/2010	9/30/2010
ASSETS
Cash and interest bearing deposits in other banks	$673,922	430,544	749,355	552,913	337,105
Loans receivable, net	2,538,408	2,659,442	2,813,097	3,009,771	3,218,097
Loans held for sale (lower of cost or fair value)	42,620	44,856	44,542	21,704	2,839
Investment securities	56,268	66,211	77,837	89,814	104,776
Available for sale securities	84,477	316,508	376,034	424,360	446,591
FHLB stock	25,223	31,614	43,557	43,557	45,259
Goodwill	13,081	13,081	13,081	13,081	13,081
Core deposit intangible asset	589	884	1,179	1,488	1,796
Assets held for sale	—	1,768	36,909	37,333	37,209
Other assets	272,460	266,563	268,975	275,147	278,723

Total assets	$3,707,048	3,831,471	4,424,566	4,469,168	4,485,476

LIABILITIES AND EQUITY
Deposits
Demand	$859,688	887,856	879,820	792,260	809,830
Savings	439,051	447,706	452,533	418,304	411,612
NOW	1,166,615	1,239,130	1,307,041	1,370,568	1,288,792
Money market	449,800	399,195	366,968	354,282	386,091
Certificates of deposit	409,167	454,279	609,538	616,454	601,956
Deposits held for sale	—	—	390,432	341,146	339,360

Total deposits	3,324,321	3,428,166	4,006,332	3,893,014	3,837,641
Advances from Federal Home Loan Bank	—	—	45,000	170,000	180,000
Short term borrowings	960	1,020	20,909	34,435	32,666
Subordinated debentures	22,000	22,000	22,000	22,000	22,000
Liabilities held for sale	—	—	79	87	100
Other liabilities	53,700	58,768	60,178	62,526	81,452

Total liabilities	3,400,981	3,509,954	4,154,498	4,182,062	4,153,859
Equity	306,067	321,517	270,068	287,106	331,617

Total liabilities and equity	$3,707,048	3,831,471	4,424,566	4,469,168	4,485,476

BankAtlantic (Bank Operations Business Segment)

Average Balance Sheet – Yield / Rate Analysis

	For the Three Months Ended
	September 30, 2011			September 30, 2010
(in thousands)	Average Balance	Revenue/ Expense	Yield/ Rate	Average Balance	Revenue/ Expense	Yield/ Rate
Loans:
Residential real estate	$1,038,201	12,140	4.68%	$1,356,748	16,340	4.82%
Commercial real estate	751,277	7,738	4.12	1,036,215	9,703	3.75
Consumer	588,257	4,369	2.97	653,630	4,808	2.94
Commercial business	123,559	1,371	4.44	132,306	2,573	7.78
Small business	289,845	4,649	6.42	306,927	4,875	6.35

Total loans	2,791,139	30,267	4.34	3,485,826	38,299	4.39
Investments	727,578	3,268	1.80	748,289	6,032	3.22

Total interest earning assets	3,518,717	33,535	3.81%	4,234,115	44,331	4.19%

Goodwill and core deposit intangibles	13,815			15,028
Other non-interest earning assets	245,795			255,074

Total Assets	$3,778,327			$4,504,217

Deposits:
Savings	$445,273	212	0.19%	$444,981	250	0.22%
NOW	1,206,452	1,096	0.36	1,484,558	1,441	0.39
Money market	420,628	611	0.58	404,406	551	0.54
Certificates of deposit	432,345	1,255	1.15	689,664	2,635	1.52

Total interest bearing deposits	2,504,698	3,174	0.50	3,023,609	4,877	0.64

Short-term borrowed funds	1,036	—	—	36,885	12	0.13
Advances from FHLB	—	—	—	106,685	106	0.39
Subordinated debentures and bonds payable	22,000	228	4.11	22,000	235	4.24

Total interest bearing liabilities	2,527,734	3,402	0.53	3,189,179	5,230	0.65
Demand deposits	884,386			907,272
Non-interest bearing other liabilities	44,323			56,525

Total Liabilities	3,456,443			4,152,976
Equity	321,884			351,241

Total liabilities and equity	$3,778,327			$4,504,217

Net interest income/ net interest spread		$30,133	3.28%		$39,101	3.54%

Margin
Interest income/interest earning assets			3.81%			4.19%
Interest expense/interest earning assets			0.38			0.49

Net interest margin			3.43%			3.70%

BankAtlantic (Bank Operations Business Segment)

Average Balance Sheet – Yield / Rate Analysis

	For the Nine Months Ended
	September 30, 2011			September 30, 2010
(in thousands)	Average Balance	Revenue/ Expense	Yield/ Rate	Average Balance	Revenue/ Expense	Yield/ Rate
Loans:
Residential real estate	$1,102,017	38,990	4.72%	$1,433,884	53,048	4.93%
Commercial real estate	815,813	25,853	4.23	1,061,298	30,821	3.87
Consumer	604,649	13,388	2.95	670,532	14,537	2.89
Commercial business	126,657	6,119	6.44	134,900	6,773	6.69
Small business	296,330	13,962	6.28	308,234	14,538	6.29

Total loans	2,945,466	98,312	4.45	3,608,848	119,717	4.42
Investments	962,537	11,865	1.64	667,397	15,600	3.12

Total interest earning assets	3,908,003	110,177	3.76%	4,276,245	135,317	4.22%

Goodwill and core deposit intangibles	14,115			15,342
Other non-interest earning assets	262,316			290,558

Total Assets	$4,184,434			$4,582,145

Deposits:
Savings	$464,106	743	0.21%	$438,707	855	0.26%
NOW	1,378,280	3,903	0.38	1,492,442	5,444	0.49
Money market	406,261	1,579	0.52	384,024	1,810	0.63
Certificates of deposit	564,735	5,291	1.25	796,375	9,846	1.65

Total deposits	2,813,382	11,516	0.55	3,111,548	17,955	0.77

Short-term borrowed funds	15,363	15	0.13	36,633	35	0.13
Advances from FHLB	58,700	153	0.35	93,410	1,065	1.52
Long-term debt	22,000	679	4.13	22,167	694	4.19

Total interest bearing liabilities	2,909,445	12,363	0.57	3,263,758	19,749	0.81
Demand deposits	927,038			896,080
Non-interest bearing other liabilities	48,606			55,266

Total Liabilities	3,885,089			4,215,104
Stockholder’s equity	299,345			367,041

Total liabilities and stockholder’s equity	$4,184,434			$4,582,145

Net interest income/net interest spread		$97,814	3.19%		$115,568	3.41%

Margin
Interest income/interest earning assets			3.76%			4.22%
Interest expense/interest earning assets			0.42			0.62

Net interest margin			3.34%			3.60%

BankAtlantic (Bank Operations Business Segment)

Allowance for Loan Loss and Credit Quality

(in thousands)	For the Three Months Ended					For the Nine Months Ended
	9/30/2011	6/30/2011	3/31/2011	12/31/2010	9/30/2010	9/30/2011	9/30/2010
Allowance for Loan Losses

Beginning balance	$137,643	154,237	161,309	181,760	180,635	161,309	173,588

Charge-offs:
Residential real estate	(3,489)	(5,767)	(8,011)	(4,272)	(4,619)	(17,267)	(14,033)
Commercial real estate	(5,787)	(13,546)	(11,277)	(44,979)	(5,969)	(30,610)	(41,447)
Commercial business	(7,563)	(124)	(464)	(996)	—	(8,151)	—
Consumer	(6,555)	(6,379)	(7,814)	(7,009)	(9,881)	(20,748)	(32,474)
Small business	(2,321)	(2,010)	(2,611)	(2,409)	(2,402)	(6,942)	(5,464)

Total charge-offs	(25,715)	(27,826)	(30,177)	(59,665)	(22,871)	(83,718)	(93,418)

Recoveries:
Residential real estate	543	435	131	284	383	1,109	882
Commercial real estate	1	75	714	1,210	—	790	127
Commercial business	1	57	791	57	—	849	659
Consumer	644	492	408	300	294	1,544	742
Small business	316	203	310	126	307	829	500

Total recoveries	1,505	1,262	2,354	1,977	984	5,121	2,910

Net charge-offs	(24,210)	(26,564)	(27,823)	(57,688)	(21,887)	(78,597)	(90,508)
Transfer to held for sale	(635)	(225)	(7,081)	(2,907)	—	(7,941)	—
Provision for loan losses	17,754	10,195	27,832	40,144	23,012	55,781	98,680

Ending balance	$130,552	137,643	154,237	161,309	181,760	130,552	181,760

	As of
	9/30/2011		6/30/2011	3/31/2011	12/31/2010	9/30/2010
Credit Quality
Nonaccrual loans
Commercial real estate		$190,715	190,684	239,798	243,299	275,057
Consumer		14,202	14,614	13,231	14,120	13,282
Small business		11,708	11,990	12,172	10,879	10,995
Residential real estate		81,287	81,362	81,555	86,538	87,563
Commercial business		17,302	17,098	15,848	16,123	17,190

Total Nonaccrual loans		315,214	315,748	362,604	370,959	404,087
Nonaccrual tax certificates		2,416	2,756	3,402	3,636	2,761
Real estate owned		83,360	71,060	66,310	64,328	58,017

Total nonperforming assets		$400,990	389,564	432,316	438,923	464,865

Allowance for loan losses to total loans	%	4.89	4.92	5.20	5.08	5.34
Allowance to nonaccrual loans	%	41.42	43.59	42.54	43.48	44.98
Provision to average loans	%	2.54	1.39	3.58	4.81	2.64
Annualized net charge-offs to average loans	%	3.47	3.61	3.58	6.91	2.51
Nonaccrual loans to total assets	%	8.50	8.24	8.20	8.30	9.01
Nonperforming assets to total assets	%	10.82	10.17	9.77	9.82	10.36

BankAtlantic (Bank Operations Business Segment)

Delinquencies, Excluding Non-Accrual Loans, at Period-End

($ in thousands)	9/30/2011				6/30/2011			3/31/2011			12/31/2010			9/30/2010
Commercial real estate		$973			—			1,400			31			14,317
Consumer		9,652			9,230			12,025			12,405			12,004
Small business		2,021			2,210			2,200			2,712			2,927
Residential real estate		16,637			16,060			20,528			23,053			17,946
Commercial business		3,704	*	**	338			19,552	*	**	—			—

Total BankAtlantic		$32,987			27,838			55,705			38,201			47,194

	9/30/2011				6/30/2011			3/31/2011			12/31/2010			9/30/2010
Commercial real estate	%	0.13			—			0.17			—			1.43	*
Consumer	%	1.69			1.57			2.00			2.01			1.90
Small business	%	0.71			0.75			0.74			0.89			0.96
Residential real estate	%	1.65	*	*	1.51	*	*	1.83	*	*	1.88	*	*	1.37	*	*
Commercial business	%	3.17	*	**	0.28			15.36	*	**	—			—

Total BankAtlantic	%	1.22			0.99			1.86			1.20			1.39

*	Excludes $12.0 million of Commercial Real Estate loans at September 30, 2010, which had matured and had been approved for renewal or forbearance but were not fully documented at period end. Including these loans, Commercial Real Estate delinquencies were 2.63% and total BankAtlantic delinquencies would have been 1.75% at September 30, 2010.
**	Includes $918.4 million, $973.4 million, $1.0 billion, $1.1 billion and $1.2 billion of purchased residential loans with delinquencies excluding non-accrual loans of 1.52%, 1.41%. 1.58%, 1.77% and 1.19% as of September 30, 2011. June 30, 2011, March 31, 2011, December 31, 2010 and September 30, 2010, respectively.
***	Amounts represent loan relationships that are past due as to maturity and are in the process of renewal.

BankAtlantic (Bank Operations Business Segment)

Loan Provision & Allowance for Loan Losses

($ in thousands)	3Q 2011 Loan Provision	Allowance for Loan Losses	% of Reserves to Total Loans
Commercial real estate	$5,340	67,608	9.58%
Consumer	3,858	22,945	4.03
Small business	109	7,957	2.80
Residential real estate	42	20,817	2.11
Commercial business	7,770	11,225	9.61
Transfers to held for sale	635	—	—

Total BankAtlantic	$17,754	130,552	4.89%

BankAtlantic (Bank Operations Business Segment)

Reconciliation of GAAP Financial Measures to Non-GAAP Measures

Management uses non-GAAP financial measures to supplement its GAAP financial information and to provide additional useful measures in the evaluation of BankAtlantic’s operating results and any related trends that may be affecting BankAtlantic’s business. Management uses pre-tax core operating earnings to measure BankAtlantic’s ongoing financial performance excluding items that are not currently controllable by management. Management uses core expenses to measure expense reduction trends excluding items that are not currently controllable by management. The core operating efficiency ratio is used by management to measure the costs expended to generate a dollar of revenues excluding items that are not currently controllable by management. The return on average tangible equity and average tangible assets is used by management to measure BankAtlantic’s effectiveness in its use of capital and assets, respectively, and to allow for comparison to other companies in the industry. The tangible equity to tangible asset ratio is used by management to evaluate capital adequacy trends and to allow for comparison to other companies in the industry. Management uses the core deposit measure to assess trends relating to its lower cost deposit categories, which management believes may generally be more indicative of relationship deposits. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

Reconciliation of income (loss) from bank operations business segment before income taxes to pre-tax core operating earnings
	For the Three Months Ended					For the Nine Months Ended
(in thousands)	9/30/2011	6/30/2011	3/31/2011	12/31/2010	9/30/2010	9/30/2011	9/30/2010
Income (loss) from bank operations business segment before income taxes	$(8,195)	30,967	(16,369)	(43,504)	(17,632)	6,403	(74,541)
Loss (gain) on sale of Tampa branches	34	(38,656)	—	—	—	(38,622)	—
Costs associated with debt redemption	—	1,115	10	—	—	1,125	60
Provision for tax certificates	969	1,021	779	800	885	2,769	3,752
Loss (gain) on sale of real estate	(2,023)	(362)	(278)	663	(442)	(2,663)	334
Impairment, restructuring and exit activities	2,877	7,377	(399)	10,219	8,099	9,855	10,489
Provision for loan losses	17,754	10,195	27,832	40,145	23,012	55,781	98,680

Non-GAAP pre-tax core operating earnings	$11,416	11,657	11,575	8,323	13,922	34,648	38,774

Reconciliation of non-interest expense to core expenses and calculation of core operating efficiency ratio
	For the Three Months Ended					For the Nine Months Ended
($ in thousands)	9/30/2011	6/30/2011	3/31/2011	12/31/2010	9/30/2010	9/30/2011	9/30/2010
Non-interest expense	$45,916	51,889	46,154	63,324	60,756	143,959	172,992
Costs associated with debt redemption	—	(1,115)	(10)	—	—	(1,125)	(60)
Provision for tax certificates	(969)	(1,021)	(779)	(800)	(885)	(2,769)	(3,752)
Gain (loss) on sale of real estate	2,023	362	278	(663)	442	2,663	(334)
Impairment, restructuring and exit activities	(2,877)	(7,377)	399	(10,219)	(8,099)	(9,855)	(10,489)
FDIC special assessment	—	—	—	—	—	—	—

Core expenses	$44,093	42,738	46,042	51,642	52,214	132,873	158,357

Net interest income	30,133	32,977	34,704	35,766	39,101	97,814	115,568

Non-interest income	25,342	60,074	22,913	24,199	27,035	108,329	81,563
Gain on sale of Tampa branches	34	(38,656)	—	—	—	(38,622)	—

Core non-interest income	25,376	21,418	22,913	24,199	27,035	69,707	81,563

Total revenues	$55,509	$54,395	$57,617	$59,965	$66,136	$167,521	$197,131

Non-GAAP core operating efficiency ratio	79.43%	78.57%	79.91%	86.12%	78.95%	79.32%	80.33%

Reconciliation of return on average assets and average equity to return on average tangible assets and average tangible equity
	For the Three Months Ended					For the Nine Months Ended
($ in thousands)	9/30/2011	6/30/2011	3/31/2011	12/31/2010	9/30/2010	9/30/2011	9/30/2010
Net income (loss) from bank operations
business segment	$(8,073)	30,967	(16,370)	(41,243)	(17,669)	6,524	(74,668)

Average total assets	3,778,327	4,272,968	4,510,048	4,488,677	4,504,217	4,184,434	4,582,145
Average goodwill and core deposit intangibles	(13,815)	(14,125)	(14,411)	(14,718)	(15,028)	(14,115)	(15,342)

Average tangible assets	3,764,512	4,258,843	4,495,637	4,473,959	4,489,189	4,170,319	4,566,803

Average equity	321,884	285,498	290,307	331,957	351,241	299,345	367,041
Average goodwill and core deposit intangibles	(13,815)	(14,125)	(14,411)	(14,718)	(15,028)	(14,115)	(15,342)
Other comprehensive loss	6,226	6,266	6,239	2,743	2,499	6,244	2,271

Average tangible equity	$314,295	277,639	282,135	319,982	338,712	291,474	353,970
Return on average assets from continuing operations	-0.85%	2.90%	-1.45%	-3.68%	-1.57%	0.21%	-2.17%

Return on average tangible assets from continuing operations – Non-GAAP	-0.86%	2.91%	-1.46%	-3.69%	-1.57%	0.21%	-2.18%

Return on average equity from continuing operations	-10.03%	43.39%	-22.56%	-49.70%	-20.12%	2.91%	-27.12%

Return on average tangible equity from continuing operations – Non-GAAP	-10.27%	44.61%	-23.21%	-51.56%	-20.87%	2.98%	-28.13%

Reconciliation of equity to total tangible capital; Total assets to total tangible assets; The calculation of tangible capital to tangible assets
	As of
($ in thousands)	9/30/2011	6/30/2011	3/31/2011	12/31/2010	9/30/2010
Equity	$306,067	321,517	270,068	287,106	331,617
Goodwill and core deposit intangibles	(13,670)	(13,965)	(14,260)	(14,569)	(14,877)

Total tangible capital	292,397	307,552	255,808	272,537	316,740

Total assets	3,707,048	3,831,471	4,424,566	4,469,168	4,485,476
Goodwill and core deposit intangibles	(13,670)	(13,965)	(14,260)	(14,569)	(14,877)

Total tangible assets	$3,693,378	$3,817,506	$4,410,306	$4,454,599	$4,470,599

Non-GAAP tangible capital to tangible assets	7.92%	8.06%	5.80%	6.12%	7.08%

Reconciliation of total deposits to core deposits
	As of
(in thousands)	9/30/2011	6/30/2011	3/31/2011	12/31/2010	9/30/2010
Total deposits	$3,324,321	3,428,166	4,006,332	3,893,014	3,837,641
Non-core deposits held for sale	—	—	(75,813)	(75,010)	(78,088)
Money market	(449,800)	(399,195)	(366,968)	(354,282)	(386,091)
Certificates of deposit	(409,167)	(454,279)	(609,538)	(616,454)	(601,956)

Core deposits	2,465,354	2,574,692	2,954,013	2,847,268	2,771,506

Parent Company Business Segment

Condensed Statements of Operations (unaudited)

	For the Three Months Ended					For the Nine Months Ended
(in thousands)	9/30/2011	6/30/2011	3/31/2011	12/31/2010	9/30/2010	9/30/2011	9/30/2010
Net interest expense	$(3,851)	(3,794)	(3,695)	(3,716)	(3,792)	(11,340)	(10,856)
Provision (recovery) for loan losses	147	515	(20)	498	1,398	642	5,038

Net interest expense after provision for loan losses	(3,998)	(4,309)	(3,675)	(4,214)	(5,190)	(11,982)	(15,894)

Non-interest income
Income from unconsolidated subsidiaries	482	432	381	335	293	1,295	719
Securities activities, net	—	(1,500)	—	—	(9)	(1,500)	—
Other	327	317	209	431	292	853	826

Non-interest income	809	(751)	590	766	576	648	1,545

Non-interest expense
Employee compensation and benefits	505	512	527	(160)	1,074	1,544	2,979
Advertising and business promotion	76	88	26	56	109	190	237
Professional fees	(826)	765	378	881	1,267	317	2,193
(Gain)/loss on sale of real estate	—	(16)	(175)	—	—	(191)	610
Asset Impairments	444	706	2,347	—	66	3,497	766
Other	333	451	329	328	385	1,113	1,153

Non-interest expense	532	2,506	3,432	1,105	2,901	6,470	7,938

Loss from parent company activities before income taxes	(3,721)	(7,566)	(6,517)	(4,553)	(7,515)	(17,804)	(22,287)
Provision (benefit) for income taxes	—	—	—	—	—	—	—

Net loss from parent company business segment	$(3,721)	(7,566)	(6,517)	(4,553)	(7,515)	(17,804)	(22,287)

Parent Company Business Segment

Condensed Statements of Financial Condition – Unaudited

	As of
(in thousands)	9/30/2011	6/30/2011	3/31/2011	12/31/2010	9/30/2010
ASSETS
Cash	$2,195	3,839	13,112	12,226	12,240
Securities	9	9	1,508	1,507	1,508
Investment in subsidiaries	326,633	341,498	291,616	313,319	359,368
Investment in unconsolidated subsidiaries	11,655	11,174	10,742	10,361	10,027
Other assets	931	188	882	945	1,635

Total assets	$341,423	356,708	317,860	338,358	384,778

LIABILITIES AND STOCKHOLDERS’ EQUITY
Subordinated debentures and notes payable	$333,333	329,643	325,974	322,385	318,802
Other liabilities	1,034	1,357	1,123	1,687	2,314

Total liabilities	334,367	331,000	327,097	324,072	321,116

Stockholders’ equity	7,056	25,708	(9,237)	14,286	63,662

Total liabilities and stockholders’ equity	$341,423	356,708	317,860	338,358	384,778

Parent Company Business Segment

Allowance for Loan Loss and Credit Quality

Parent Company and Work-out Subsidiary (in thousands)						For the
	For the Three Months Ended					Nine Months Ended
	9/30/2011	6/30/2011	3/31/2011	12/31/2010	9/30/2010	9/30/2011	9/30/2010
Allowance for Loan Losses

Beginning balance	$—	814	830	4,187	7,227	830	13,630
Net charge-offs (recoveries)	20	(1,329)	4	(3,741)	(4,438)	(1,305)	(14,481)
Transfer to held for sale	—	—	—	(114)	—	—	—
Provision (recovery) for loan losses	147	515	(20)	498	1,398	642	5,038

Ending balance	$167	—	814	830	4,187	167	4,187

	As of
	9/30/2011	6/30/2011	3/31/2011	12/31/2010	9/30/2010
Credit Quality
Total Loans – gross	$11,879	11,974	14,058	17,300	22,793

Nonaccrual loans	$9,356	9,360	11,360	14,508	19,916
Specific reserves	(167)	—	(814)	(830)	(4,187)

Nonaccrual loans, net	$9,189	9,360	10,546	13,678	15,729
Real estate owned	9,391	8,644	8,835	10,160	9,766

Total nonperforming assets	$18,580	18,004	19,381	23,838	25,495

BankAtlantic (Bank Operations Business Segment)

Supplemental Graphs

Third Quarter 2011

Release Date: November 2, 2011

This information is preliminary, unaudited and based on data available at the time of the release.

BANKATLANTIC (BANK ONLY) SUPPLEMENTAL GRAPHS Total Assets($ in 000’s) $6,187,122 $6,161,962$5,713,690$4,755,122$4,469,168 $4,424,566$3,831,471 $3,707,04812/31/06 12/31/07 12/31/08 12/31/09 12/31/10 03/31/11 06/30/11 09/30/11(1) Includes the effect of the June 2011 sale of BankAtlantic’s Tampa branches and deposits which reduced assets by approximately $285.1 million.(1)1

BANKATLANTIC (BANK ONLY) SUPPLEMENTAL GRAPHS Core Deposits*($ in 000’s) $2,240,485 $2,304,941$2,153,947$2,649,079$2,847,267$2,574,692$2,465,354$2,954,01312/31/06 12/31/07 12/31/08 12/31/09 12/31/10 03/31/11 06/30/11 09/30/11(1) *Core deposits is a non-GAAP measure that we use to refer to Demand, NOW and Savings accounts. (1) Includes the effect of the June 2011 sale of BankAtlantic’s Tampa branches and deposits which reduced core deposits by approximately $251 million.2

BANKATLANTIC (BANK ONLY)
SUPPLEMENTAL GRAPHS

Borrowings
($ in 000's)
$1,685,667
$1,594,131
$1,300,966
$345,366
$226,435
$87,909
$23,020
$22,960
12/31/06
12/31/07
12/31/08
12/31/09
12/31/10
03/31/11
06/30/11
09/30/11

3

BANKATLANTIC (BANK ONLY) SUPPLEMENTAL GRAPHS Borrowings $1,685,667 ($ in 000’s) $1,594,131 $1,300,966 $345,366 $226,435 $87,909 $23,020 $22,96012/31/06 12/31/07 12/31/08 12/31/09 12/31/10 03/31/11 06/30/11 09/30/113

BANKATLANTIC (BANK ONLY) SUPPLEMENTAL GRAPHS Core Deposits Cost of Funds *0.50% 0.94% 0.49% 0.38% 0.25% 0.25% 0.22% 0.20%4Q’ 06 4Q’07 4Q’08 4Q’09 4Q’10 1Q’11 2Q’11 3Q’11*Core deposits is a non-GAAP measure that we use to refer to Demand, NOW and Savings accounts.4

BANKATLANTIC (BANK ONLY) SUPPLEMENTAL GRAPHS Total Deposits Cost of Funds 1.81% 2.15% 1.58% 0.79% 0.46% 0.44% 0.41% 0.37%4Q’06 4Q’07 4Q’08 4Q’09 4Q’10 1Q’11 2Q’11 3Q’115

BANKATLANTIC (BANK ONLY) SUPPLEMENTAL GRAPHS Net Interest Margin Annual/Quarterly Average 4.04%3.62%3.44% 3.35%3.55%3.28% 3.30%3.43%2006 2007 2008 2009 2010 1Q’11 2Q’11 3Q’116

BANKATLANTIC (BANK ONLY) SUPPLEMENTAL GRAPHS Total Non-Interest Expense($ in 000’s) $293,448 $313,898 $330,623 $258,799 $236,316 $46,154 $51,889 $45,916 12/31/06 12/31/07 12/31/08 12/31/09 12/31/10 03/31/11 06/30/11 09/30/117

BANKATLANTIC (BANK ONLY) SUPPLEMENTAL GRAPHS Core Non-Interest Expense*($ in 000’s) $291,682 $292,708 $263,786 $223,405 $209,999 $46,042 $42,738 $44,093 2006 2007 2008 2009 2010 1Q’11 2Q’11 3Q’11 * Core non-interest expense is a non-GAAP measure that we use to refer to total non-interest expenses excluding tax certificate provisions, debt redemption costs, gains/losses on sales of real estate, impairments, restructuring and exit activities. 8

BANKATLANTIC (BANK ONLY) SUPPLEMENTAL GRAPHS Non-Accrual Loans / Non-Performing Assets($ in 000’s) $26,815 $197,901 $228,574 $324,226 $438,923 $432,316 $389,564 $400,990 $4,436 $178,591 $208,088 $286,120 $370,959 $362,604 $315,748 $315,214 12/31/06 12/31/07 12/31/08 12/31/09 12/31/10 03/31/11 06/30/11 09/30/11 (2)(1) Includes approximately $113.3 million of non-accrual loans at 12/31/2010 that were current and paying under the terms of their loan agreements. (2) Includes approximately $90 million of non-accrual loans at 3/31/2011 that were current and paying under the terms of their loan agreements. (3) Includes approximately $91 million of non-accrual loans at 6/30/2011 that were current and paying under the terms of their loan agreements. (4) Includes approximately $96 million of non-accrual loans at 9/30/2011 that were current and paying under the terms of their loan agreements. (1)(1) (2)(3)(3)(4)(4)9

BANKATLANTIC (BANK ONLY) SUPPLEMENTAL GRAPHS $88,785 $51,831 $40,462 $59,522 $60,118 $100,669 $87,984 $79,487 $44,655 $33,133 $37,801 1Q 2009 2Q 2009 3Q 2009 4Q 2009 1Q 2010 2Q 2010 3Q 2010 4Q 2010 1Q 2011 2Q 2011 3Q 2011 New Non-Performing Loans (Total Bank) by Quarter(1)(1) Of these amounts, the following were designated as non-performing, but continued to pay as agreed : 2Q 2010—$49,770; 3Q 2010 -$59,040; 4Q 2010—$48,173; 1Q 2011—$11,820; 2Q 2011- $6,869; 2Q 2011—$19,650.10

BANKATLANTIC (BANK ONLY) SUPPLEMENTAL GRAPHS $56,122 $20,938 $7,812 $25,328 $31,809 $73,267 $65,155 $58,885 $17,248 $12,202 $22,096 1Q2009 2Q2009 3Q2009 4Q2009 1Q2010 2Q2010 3Q2010 4Q2010 1Q2011 2Q2011 3Q2011New Non-Performing Loans (Commercial Real Estate) by Quarter(1)(1) Of these amounts, the following were designated as non-performing, but continued to pay as agreed: 2Q2010—$49,770; 3Q2010—$59,040; 4Q2010—$48,173, 1Q2011 -$11,820; 2Q2011—$6,869; 3Q2011—$19,650.11

BANKATLANTIC (BANK ONLY) SUPPLEMENTAL GRAPHS 0.00% 0.41% 0.00% 6.11% 3.07% 0.00% 0.17% 0.00% 0.13% 12/31/05 12/31/06 12/31/07 12/31/08 12/31/09 12/31/10 3/31/11 6/30/11 9/30/11 Commercial Real Estate Delinquency Trends (Excluding non-performing loans) 12

BANKATLANTIC (BANK ONLY) SUPPLEMENTAL GRAPHS Net Charge-Offs($ in 000’s) $6,164 $20,424 $97,391 $148,196 $27,823 $26,564 $166,228 $24,210 2006 2007 2008 2009 2010 1Q’11 2Q’11 3Q’1113

BANKATLANTIC (BANK ONLY) SUPPLEMENTAL GRAPHS Provision for Loan Losses($ in 000’s) $8,574 $70,842 $135,383 $214,244 $138,825 $27,832 $10,195 $17,754 2006 2007 2008 2009 2010 1Q’11 2Q’11 3Q’1114

BANKATLANTIC (BANK ONLY) SUPPLEMENTAL GRAPHS Allowance for Loan Losses/Total Loans 0.94% 2.04% 2.87% 4.53% 5.08% 5.20% 4.92% 4.89% 12/31/06 12/31/07 12/31/08 12/31/09 12/31/10 03/31/11 06/30/11 09/30/1115

BANKATLANTIC (BANK ONLY) SUPPLEMENTAL GRAPHS Net Income (Loss) $36,322 ($ in 000’s) $(19,440) $(166,144) $(148,708) $(116,842) $(16,665) $30,677 $(7,819) 2006 2007 2008 2009 2010 1Q’11 2Q’11 3Q’1116

BANKATLANTIC (BANK ONLY) SUPPLEMENTAL GRAPHS Core Operating Earnings* ($ in 000’s) $59,767 $50,685 $67,170 $69,211 $47,097 $11,575 $11,657 $11,416 2006 2007 2008 2009 2010 1Q’11 2Q’11 3Q’11 *Core operating earnings is a non-GAAP measure that we use to refer to pre-tax earnings before provision for loan losses, gain on the sale of Tampa branches, tax certificate provisions, debt redemption costs, gains/losses on sales of real estate, and impairments, restructuring and exit activities. 17

BANKATLANTIC (BANK ONLY) SUPPLEMENTAL GRAPHS Tier 1 Core Capital 7.55% 6.94% 6.80% 7.58% 6.22% 5.97% 8.24% 8.29%12/31/06 12/31/07 12/31/08 12/31/09 12/31/10 03/31/11 06/30/11 09/30/1118

BANKATLANTIC (BANK ONLY) SUPPLEMENTAL GRAPHS Total Risk Based Capital 12.08%11.63% 11.63%12.56%11.72% 11.76%14.52%14.96%12/31/06 12/31/07 12/31/08 12/31/09 12/31/10 03/31/11 06/30/11 09/30/1119